Exhibit 10.38

JULY 1997 AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT


THIS JULY 1997 AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), entered into and effective as of July 30, 1997, by and among SPECIALTY FOODS ACQUISITION CORPORATION, a Delaware corporation ("SFAC"), SPECIALTY FOODS CORPORATION, a Delaware corporation ("SFC") and ROBERT L. FISHBUNE (the "Executive") is made to that certain Employment Agreement (the "Agreement"), effective as of May 13, 1996, among SFAC, SFC and the Executive. SFAC and SFC are each sometimes herein referred to individually as an "Employer" and are sometimes referred to collectively as the "Employers."

The Employers and the Executive wish to amend the Agreement to reflect the terms set forth in this Amendment.

Accordingly, the Employers and the Executive hereby agree as follows:

     1. Defined terms used in this Amendment, but not defined herein, shall have the meanings assigned to them in the Agreement.

     2. Section 2.1 of the Agreement is amended to read in its entirety as follows:

          2.1 The Term. The term of the Executive's employment under this Agreement (the "Term") shall commence on May 13, 1996 (the "Effective Date") and shall, unless sooner terminated pursuant to Section 2.3 hereof, end on December 31, 1999 or on such later December 31 to which the Term is extended pursuant to
Section 2.2.

     3. Section 2.2 of the Agreement is amended to read in its entirety as follows:

          2.2 Extension. On June 30 of the 1999 calendar year, the then scheduled expiration date of the Term shall automatically be extended, without any action required of either the Executive or the Employers, for 12 additional months, unless the Executive, on the one hand, or the Employers, on the other hand, shall have given written notice of non-extension to the other no later than such June 30. If such written notice of non-extension is given, the Term shall end on the then-scheduled termination date (taking into account any previous extensions pursuant to this Section 2.2). By way of example, unless written notice of non-extension is given by June 30, 1999, the otherwise scheduled expiration date of December 31, 1999 shall be extended to December 31, 2000.

     4. Section 3.5.2 of the Agreement, which sets forth certain obligations of Executive to purchase securities of the Employers, is hereby deleted in its entirety. Each party acknowledges that Executive has not made any of the security purchases specified therein and shall have no obligation to make such purchases.

     5. Except for the Amendments set forth above, the Agreement shall remain in full force and effect.

     6.   This Amendment is effective as of the date hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of July 30, 1997.


                              SPECIALTY FOODS ACQUISITION
                              CORPORATION


                              By:  /s/ Lawrence S. Benjamin
                              Name:     Lawrence S. Benjamin
                              Title:    President & CEO


                              SPECIALTY FOODS CORPORATION


                              By:  /s/ Lawrence S. Benjamin
                              Name:     Lawrence S. Benjamin
                              Title:    President & CEO


                              EXECUTIVE


                              /s/ Robert L. Fishbune
                              Robert L. Fishbune